SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2010

PACIFIC LAND AND COFFEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

         0-30595

           33-0619256

(Commission File Number)

(IRS Employer Identification No.)

201 St. Charles Ave., Ste. 2500, New Orleans, LA  70170-1000

(Address of Principal Executive Offices)

(808) 478-9894

(Issuer’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 19, 2010, Rod Solow resigned as President. Mr. Solow was provided an opportunity to provide a statement for inclusion in this Current Report but has not done so.

            On August 19. John L. Hales was appointed as Chief Executive Officer, a position he previously held with the Company until June 28 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 31, 2010

PACIFIC LAND AND COFFEE CORPORATION

By:

/s/ John L. Hales

John L. Hales

Chief Executive Officer